Exhibit 99.1
Asana Announces First Quarter Fiscal 2026 Results

Q1 revenue exceeded high end of guidance
Q1 GAAP operating margin improved 15 percentage points year over year;
Achieved first positive non-GAAP operating margin in company history
AI Studio exceeded $1M ARR in its first quarter of general availability

June 3, 2025 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for human + AI coordination, today reported financial results for its first quarter fiscal 2026 ended April 30, 2025.
“Just months after launching AI Studio, we’ve already crossed $1 million in ARR and head into Q2 with a robust, rapidly growing global pipeline,” said Dustin Moskovitz, Co‑Founder and CEO of Asana. “With new offerings like the AI Studio Plus package, and Smart Workflow Gallery, we’re making these transformative AI capabilities even more accessible. Early customers are reporting measurable productivity gains, reinforcing Asana’s leadership in human + AI coordination and strengthening our conviction that AI Studio has the potential to become a transformational long-term growth engine for Asana.”

“We achieved a major milestone this quarter, delivering Asana’s first quarter of non-GAAP operating income, expanding non-GAAP operating margin 1,300 basis points year over year and exceeding our Q1 non-GAAP operating margin guidance by over 300 basis points,” said Sonalee Parekh, Chief Financial Officer of Asana. “Looking ahead, we’re raising our full-year non-GAAP operating margin guidance, reflecting our confidence in our ability to drive durable, profitable growth—even in the face of macro uncertainty. We are focused on driving efficiency while remaining committed to investing in AI innovation, customer health, and customer acquisition—key drivers of long-term growth acceleration.”

First Quarter Fiscal 2026 Financial Highlights

•Revenues: Revenues were $187.3 million, an increase of 9% year over year.
•Operating Income/Loss: GAAP operating loss was $43.9 million, or 23% of revenues, compared to GAAP operating loss of $66.2 million, or 38% of revenues, in the first quarter of fiscal 2025. Non-GAAP operating income was $8.1 million, or 4% of revenues, compared to non-GAAP operating loss of $15.8 million, or 9% of revenues, in the first quarter of fiscal 2025.
•Net Income/Loss: GAAP net loss was $40.0 million, compared to GAAP net loss of $63.7 million in the first quarter of fiscal 2025. GAAP net loss per share was $0.17, compared to GAAP net loss per share of $0.28 in the first quarter of fiscal 2025. Non-GAAP net income was $12.0 million, compared to non-GAAP net loss of $13.3 million in the first quarter of fiscal 2025. Non-GAAP net income per share was $0.05, compared to non-GAAP net loss per share of $0.06 in the first quarter of fiscal 2025.
•Cash Flow: Cash flows from operating activities were $6.8 million, compared to negative $1.9 million in the first quarter of fiscal 2025. Adjusted free cash flow was $9.9 million, compared to negative $4.3 million in the first quarter of fiscal 2025.

First Quarter Fiscal 2026 Business Highlights

•The number of Core customers, or customers spending $5,000 or more on an annualized basis, grew to 24,297 in Q1, an increase of 10% year over year. Revenues from Core customers in Q1 grew 10% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q1 grew to 728, an increase of 20% year over year.
•Overall dollar-based net retention rate in Q1 was 95%.

Exhibit 99.1
•Dollar-based net retention rate for Core customers in Q1 was 96%.
•Dollar-based net retention rate for customers spending $100,000 or more on an annualized basis in Q1 was 95%.
•Appointed Marc Boroditsky to Board of Directors - Mr. Boroditsky is newly appointed as Chief Revenue Officer of Nebius, a leading AI infrastructure company, and brings decades of experience scaling go-to-market strategies and revenue operations for companies including Twilio and Cloudflare.
•Recognized as a Leader in The Forrester Wave™: Collaborative Work Management Tools, Q2 2025 report - achieving the highest score for strategy overall.
•Received top marks in Gartner's Voice of the Customer report with an exceptional 4.5/5 rating for Adaptive Project Management and Reporting.
•Announced our new partner program featuring a new website, resource library, updated strategy and improved incentive structures designed to accelerate growth through strategic global partnerships.
•Positioned #3 in Fast Company’s Most Innovative Companies in the Workplace awards - underscoring Asana's commitment to foster employee innovation at all levels to increase productivity and outcomes internally and for customers.
•Received the 2025 Webby Awards for the Apps & Software - Work, Productivity & Collaboration category - this recognition highlights Asana's position at the forefront of digital workplace solutions.
•Hosted 15+ AI Studio Sessions globally with 4,000 customers - immersive in-person training where attendees get hands-on experience building Smart workflows in AI Studio.
•Asana Work Innovation Lab launched 'Crossing the 5 AI Chasms: Why two-thirds of companies fail to scale AI—and how to beat the odds' - to help customers identify critical gaps and challenges preventing their organization from scaling AI adoption.

Additional Highlights

Subsequent to the first quarter end of fiscal 2026, Asana had two significant highlights in May:

•We entered into the largest subscription agreement in our history with a $100 million plus renewal over a three-year term - a testament to Asana's unique ability to power complex, cross-functional work execution at an enterprise scale.
•Our Board of Directors increased our share repurchase authorization by $100 million and removed the program’s previous expiration date. As of April 30, Asana had $56 million remaining under the prior authorization, representing a total of $156 million available for future repurchases under the program.

Financial Outlook

For the second quarter of fiscal 2026, Asana expects:

•Revenues of $192.0 million to $194.0 million, representing year over year growth of 7% to 8%.
•Non-GAAP operating income of $8.0 million to $10.0 million, with 4% to 5% operating margin.
•Non-GAAP net income per share of $0.04 to $0.05, assuming diluted weighted average shares outstanding of approximately 243 million.

For fiscal 2026, Asana expects:

•Revenues of $775.0 million to $790.0 million, representing year over year growth of 7% to 9%.

Exhibit 99.1
•Non-GAAP operating margin of at least 5.5%.
•Non-GAAP net income per share of $0.22, assuming diluted weighted average shares outstanding of approximately 243 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.

A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its first quarter fiscal year 2026 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our market opportunity, the potential and impact of AI, the expected benefits of AI Studio, including our expectations regarding revenue to be generated by AI Studio, the increased accessibility of AI including through AI Studio Plus and Smart Workflow Gallery, our ability to execute on our current strategies, our technology and brand position, expectations regarding product launches, the stock repurchase programs, Asana’s outlook for the fiscal quarter ending July 31, 2025 and the full fiscal year ending January 31, 2026 including our revised full-year guidance, Asana’s outlook for the expected benefits of our offerings, and our market position. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of AI, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, Asana’s capital allocation strategy including its stock repurchase program, and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2025 and subsequent filings with the SEC. Any

Exhibit 99.1
forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross income, gross margin, operating expenses, operating expenses as a percentage of revenue, operating income, operating margin, net income, net income per share, free cash flow, adjusted free cash flow, and revenues adjusted for the impact of foreign currency are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes the following adjustments and exclusions from its non-GAAP financial measures are useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Stock-based compensation expenses. Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash expenses. Non-cash expenses include charges for impairment of long-lived assets. We believe the exclusion of certain non-cash items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.
•Restructuring related costs (benefits). These charges are associated with the re-alignment of our organization to meet business needs, top strategic priorities, and key growth opportunities. We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business, to facilitate comparison of our results to those of peer companies, and to facilitate comparison over multiple periods.

Exhibit 99.1
•Revenues adjusted for the impact of foreign currency. Calculated by applying the comparative prior period average exchange rates to revenue recognized on invoices billed in currencies other than United States dollars in the current period. Asana provides revenues adjusted for the impact of foreign exchange rates as a framework for assessing how our underlying business performed from period to period, excluding the effects of foreign currency fluctuations. The growth rates for revenues adjusted for the impact of foreign currency are calculated by comparing the revenues adjusted for the impact of foreign currency in the current period to the GAAP revenue from the comparable prior period.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measures of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, and adjusted free cash flow, which is defined as free cash flow plus costs paid related to restructuring. Asana believes free cash flow and adjusted free cash flow are important liquidity measures of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow and adjusted free cash flow are useful to investors as liquidity measures because they measure Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow and adjusted free cash flow as compared to net cash from operating activities, including that free cash flow and adjusted free cash flow exclude capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending $5,000 or more on an annualized basis, or Core customers

We define customers spending $5,000 or more, which we also refer to as Core customers, as those organizations on a paid subscription plan that had $5,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Customers spending $100,000 or more on an annualized basis

We define customers spending $100,000 or more as those organizations on a paid subscription plan that had $100,000 or more in annualized GAAP revenues in a given quarter, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude

Exhibit 99.1
revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, its ability to retain its customers, and the macroeconomic environment.

About Asana
Asana is a leading work management platform for human + AI coordination. Over 170,000 customers like Accenture, Amazon, Anthropic, Morningstar, and Suzuki rely on Asana to align teams and accelerate organizational impact. Whether it’s managing strategic initiatives, cross-functional programs, or company-wide goals, Asana helps organizations bring clarity to complexity—turning plans into action with AI working alongside teams every step of the way. To learn more, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), Threads profiles (@asana and @moskov) and TikTok account (@asana), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Eva Leung
Asana Investor Relations
ir@asana.com

Frances Ward
Asana Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenues	$187,267	$172,448
Cost of revenues(1)	19,227	17,804
Gross profit	168,040	154,644
Operating expenses:
Research and development(1)	75,127	82,791
Sales and marketing(1)	99,841	104,332
General and administrative(1)	36,976	33,690
Total operating expenses	211,944	220,813
Loss from operations	(43,904)	(66,169)
Interest income and other income (expense), net	5,830	4,360
Interest expense	(791)	(942)
Loss before provision for income taxes	(38,865)	(62,751)
Provision for income taxes	1,153	971
Net loss	$(40,018)	$(63,722)
Net loss per share:
Basic and diluted	$(0.17)	$(0.28)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	234,859	227,069
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenues	$344	$283
Research and development	24,364	26,740
Sales and marketing	14,823	15,248
General and administrative	8,636	6,369
Total stock-based compensation expense	$48,167	$48,640

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$193,791	$184,728
Marketable securities	277,011	282,156
Restricted cash	289	136
Accounts receivable, net	68,076	87,567
Prepaid expenses and other current assets	49,329	46,154
Total current assets	588,496	600,741
Property and equipment, net	94,740	95,836
Operating lease right-of-use assets	164,810	166,545
Other assets	29,087	28,293
Total assets	$877,133	$891,415
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$7,942	$9,922
Accrued expenses and other current liabilities	78,310	83,031
Deferred revenue, current	288,993	300,798
Operating lease liabilities, current	24,118	22,066
Total current liabilities	399,363	415,817
Term loan, net	38,053	39,291
Deferred revenue, noncurrent	1,298	2,005
Operating lease liabilities, noncurrent	197,082	201,733
Other liabilities	5,033	5,046
Total liabilities	640,829	663,892
Stockholders' equity
Common stock	2	2
Additional paid-in capital	2,118,447	2,059,848
Accumulated other comprehensive income (loss)	1,955	(3,851)
Accumulated deficit	(1,884,100)	(1,828,476)
Total stockholders’ equity	236,304	227,523
Total liabilities and stockholders’ equity	$877,133	$891,415

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities
Net loss	$(40,018)	$(63,722)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Allowance for expected credit losses	1,027	199
Depreciation and amortization	4,963	4,014
Amortization of deferred contract acquisition costs	6,691	6,087
Stock-based compensation expense	48,167	48,640
Net accretion of discount on marketable securities	(736)	(1,831)
Non-cash lease expense	4,540	4,452
Amortization of discount on revolving credit facility and term loan issuance costs	30	30
Changes in operating assets and liabilities:
Accounts receivable	18,738	(11,732)
Prepaid expenses and other current assets	(8,846)	(4,402)
Other assets	(714)	(894)
Accounts payable	(1,724)	6,446
Accrued expenses and other liabilities	(7,442)	(10,183)
Deferred revenue	(12,512)	25,851
Operating lease liabilities	(5,400)	(4,853)
Net cash provided by (used in) operating activities	6,764	(1,898)
Cash flows from investing activities
Purchases of marketable securities	(34,055)	(70,484)
Maturities of marketable securities	41,000	51,500
Purchases of property and equipment	(638)	(1,002)
Capitalized internal-use software costs	(2,131)	(1,375)
Net cash provided by (used in) investing activities	4,176	(21,361)
Cash flows from financing activities
Repurchases of common stock	(14,526)	—
Proceeds from exercise of stock options	1,257	1,085
Proceeds from employee stock purchase plan	7,746	8,866
Taxes paid related to net share settlement of equity awards	—	(4)
Net cash (used in) provided by financing activities	(5,523)	9,947
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	3,799	(1,302)
Net increase (decrease) in cash, cash equivalents, and restricted cash	9,216	(14,614)
Cash, cash equivalents, and restricted cash
Beginning of period	184,864	236,663
End of period	$194,080	$222,049

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Reconciliation of gross profit and gross margin
GAAP gross profit	$168,040	$154,644
Plus: stock-based compensation and related employer payroll tax associated with RSUs	354	292
Non-GAAP gross profit	$168,394	$154,936
GAAP gross margin	89.7%	89.7%
Non-GAAP adjustments	0.2%	0.1%
Non-GAAP gross margin	89.9%	89.8%
Reconciliation of operating expenses
GAAP research and development	$75,127	$82,791
Less: stock-based compensation and related employer payroll tax associated with RSUs	(25,322)	(27,789)
Adjustment for: restructuring costs	(948)	—
Non-GAAP research and development	$48,857	$55,002
GAAP research and development as percentage of revenue	40.1%	48.0%
Non-GAAP research and development as percentage of revenue	26.1%	31.9%

GAAP sales and marketing	$99,841	$104,332
Less: stock-based compensation and related employer payroll tax associated with RSUs	(15,286)	(15,717)
Adjustment for: restructuring costs	(831)	—
Non-GAAP sales and marketing	$83,724	$88,615
GAAP sales and marketing as percentage of revenue	53.3%	60.5%
Non-GAAP sales and marketing as percentage of revenue	44.7%	51.4%

GAAP general and administrative	$36,976	$33,690
Less: stock-based compensation and related employer payroll tax associated with RSUs	(8,862)	(6,601)
Adjustment for: restructuring costs	(438)	—
Non-GAAP general and administrative	$27,676	$27,089
GAAP general and administrative as percentage of revenue	19.7%	19.5%
Non-GAAP general and administrative as percentage of revenue	14.8%	15.7%
Reconciliation of operating income (loss) and operating margin
GAAP loss from operations	$(43,904)	$(66,169)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	49,824	50,399
Adjustment for: restructuring costs	2,217	—
Non-GAAP income (loss) from operations	$8,137	$(15,770)
GAAP operating margin	(23.4)%	(38.4)%
Non-GAAP adjustments	27.7%	29.3%
Non-GAAP operating margin	4.3%	(9.1)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Reconciliation of net income (loss)
GAAP net loss	$(40,018)	$(63,722)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	49,824	50,399
Adjustment for: restructuring costs	2,217	—
Non-GAAP net income (loss)	$12,023	$(13,323)
Reconciliation of net income (loss) per share
GAAP net loss per share, basic	$(0.17)	$(0.28)
Non-GAAP adjustments to net loss	0.22	0.22
Non-GAAP net income (loss) per share, basic	$0.05	$(0.06)
Weighted-average shares used in GAAP per share calculation, basic and diluted and non-GAAP per share calculation, basic	234,859	227,069

GAAP net loss per share, diluted	$(0.17)	$(0.28)
Non-GAAP adjustments to net loss	0.22	0.22
Non-GAAP net income (loss) per share, diluted	$0.05	$(0.06)
Weighted-average shares used in non-GAAP per share calculation, diluted	242,251	227,069

	Three Months Ended April 30,
	2025	2024
Computation of free cash flow and adjusted free cash flow
Net cash provided by (used in) investing activities	$4,176	$(21,361)
Net cash (used in) provided by financing activities	$(5,523)	$9,947
Net cash provided by (used in) operating activities	$6,764	$(1,898)
Less: purchases of property and equipment	(638)	(1,002)
Less: capitalized internal-use software costs	(2,131)	(1,375)
Free cash flow	$3,995	$(4,275)
Plus: restructuring costs paid	5,887	—
Adjusted free cash flow	$9,882	$(4,275)

	Three Months Ended April 30,
	2025	2024
Computation of revenue adjusted for impact of foreign currency
GAAP revenue	$187,267	$172,448
Adjustment for: impact of foreign currency	363	29
Revenue adjusted for impact of foreign currency	$187,630	$172,477